Exhibit 4.1

EXECUTION COPY

BEST BUY CO., INC.,

and

WELLS FARGO BANK, N.A.,
as Trustee

Indenture

Dated as of June 24, 2008

i

Section 7.04.	Securities Owned by Company Deemed Not Outstanding	44
Section 7.05.	Record Date for Action by Securityholders	44
Section 7.06.	Right of Revocation of Action Taken	45

ARTICLE 8
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.	Modifications and Amendments With Consent of Holders	45
Section 8.02.	Amendments to or Supplemental Indentures Without Consent of Holders	47
Section 8.03.	Effect of Supplemental Indenture	48
Section 8.04.	Documents to Be Given to Trustee; Compliance with the Trust Indenture Act	48
Section 8.05.	Notation on Securities in Respect of Supplemental Indentures	48

ARTICLE 9
MERGER, CONSOLIDATION OR SALE OR CONVEYANCE OF ASSETS

Section 9.01.	When the Company May Merge, Etc	48
Section 9.02.	Successor Person Substituted	49
Section 9.03.	Opinion of Counsel to Trustee	49

ARTICLE 10
REDEMPTION OF SECURITIES

Section 10.01.	Applicability of Article	50
Section 10.02.	Notice of Redemption; Partial Redemptions	50
Section 10.03.	Payment of Securities Called for Redemption	51

ARTICLE 11
DEFEASANCE AND COVENANT DEFEASANCE

Section 11.01.	Applicability of the Article; Company’s Option to Effect Defeasance or Covenant Defeasance	52
Section 11.02.	Full Defeasance and Discharge	52
Section 11.03.	Covenant Defeasance	53
Section 11.04.	Conditions to Legal or Covenant Defeasance	53
Section 11.05.	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions	55
Section 11.06.	Repayment to the Company	55
Section 11.07.	Reinstatement	56

ARTICLE 12
SATISFACTION AND DISCHARGE

Section 12.01.	Satisfaction and Discharge of Indenture	56
Section 12.02.	Application of Trust Money	57

BEST BUY CO., INC.

Reconciliation and tie between Trust Indenture Act of 1939
and this Indenture

Trust Indenture Act Section		Indenture Section
§310	(a)(l)	6.09
	(a)(2)	6.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	6.09
	(b)	6.10
§311	(a)	6.13
	(b)	6.13
	(b)(2)	13.03(a), 13.03(b)
§312	(a)	13.01, 13.02(a)
	(b)	13.02(b)
	(c)	13.02(c)
§313	(a)	13.03(a)
	(b)	13.03(a)
	(c)	13.03(a),13.03(b)
	(d)	13.03(b)
§314	(a)	13.04
	(b)	Not Applicable
	(c)(l)	14.05
	(c)(2)	14.05
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	14.05
§315	(a)	6.01
	(b)	6.06, 13.03(a)
	(c)	6.01
	(d)	6.01
	(d)(1)	6.01
	(d)(2)	6.01
	(d)(3)	6.01
	(e)	5.11
§316	(a)(1)(A)	5.05
	(a)(1)(B)	5.02, 5.04
	(a)(2)	Not Applicable
	(b)	5.07
	(c)	7.02
§317	(a)(l)	5.08
	(a)(2)	5.09
	(b)	4.06
§318	(a)	14.07

* This cross-reference table shall not, for any purpose, be deemed to be part of this Indenture.

v

INDENTURE, dated as of June 24, 2008, between Best Buy Co., Inc., a Minnesota corporation (the “Company”), and Wells Fargo Bank, N.A., as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its senior unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided; and

WHEREAS, all things necessary to make the Indenture a valid and legally binding indenture and agreement according to its terms, have been done.

NOW, THEREFORE:

In consideration of the premises stated herein and the purchase of the Securities by the Holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Certain Terms Defined.  The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.  All other terms used in this Indenture which are defined in the Trust Indenture Act or the definitions of which in the Securities Act are referred to in the Trust Indenture Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of this Indenture.  All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with GAAP (whether or not such is indicated herein).  The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.  The terms defined in this Article 1 include the plural as well as the singular.

“Additional Interest” means additional interest, if any, payable by the Company pursuant to an indenture supplemental hereto.

“Attributable Value” means, as to any lease under which any Person is at the time liable, other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof as determined in accordance with GAAP, discounted from the last date of such term to the date of determination at a rate per annum equal to the discount rate that would be applicable to a Capital Lease Obligation with like term in accordance with GAAP.  The net amount of rent required to be paid under any such lease for any such period will be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges.  In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount will also include the amount of such penalty, but no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Attributable Value” means, as to a Capital Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

“Authorized Officer” means any of the Chairman of the Board, any Vice Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary, in each case, of the Company.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person, or any authorized committee of the Board of Directors of such Person or any officer of such Person duly authorized by the Board of Directors of such Person to take a specific action.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York City.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Certificated Securities” means Securities issued pursuant to Section 3.01 in exchange for an interest in the Global Security or pursuant to Section 3.08(b) in registered form substantially in the form recited in Section 3.01.

“Commission” means the Securities and Exchange Commission, or its successor agency or body.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor entity shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor entity.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any Authorized Officer and delivered to the Trustee.

“Consolidated Capitalization” means the total of all assets appearing on the consolidated balance sheet of the Company and its Subsidiaries, less: (A) current liabilities and (B) deferred income tax liabilities.

“Consolidated Net Tangible Assets” means the total of all assets appearing on the consolidated balance sheet of the Company and its Subsidiaries, less: (A) current liabilities; (B) intangible assets, including without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset on such balance sheet; and (C) appropriate adjustments on account of minority interests of other Persons holding capital stock in any of the Company’s Subsidiaries.

“Corporate Trust Office” means the corporate trust office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 625 Marquette Avenue, 11th Floor, Minneapolis, Minnesota, 55402, or such address as the Trustee may designate from time to time by notice to the Holders (with a copy to the Company).

“Default” means any event that is or with the passage of time or the giving of notice or both would, unless cured or waived, be an Event of Default.

“Depositary” means The Depository Trust Company, its nominees, and their respective successors.

“Event of Default” means any event or condition specified as such in Section 5.01 which shall have continued for the period of time, if any, therein designated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means accounting principles generally accepted in the United States.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means, with respect to any Person, any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and includes any obligation of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that a Guarantee by any Person will not include endorsements by such Person for collection or deposit, in either case in the ordinary course of business.

“Holder,” “Holder of Securities,” “Securityholder” or other similar terms mean the registered holder of any Security.

“Indebtedness” means, with respect to any Person at any time of determination, without duplication, the amount which in conformity with GAAP should then be shown on the balance sheet of such Person as a liability in respect of (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued by such Person, (d) all obligations of such Person for the deferred purchase price of property not constituting a current liability, (e) all Capital Lease Obligations of such Person, (f) net obligations of such Person in respect of interest rate protection agreements, (g) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers’ acceptances, (h) all guarantees by such Person of Indebtedness of others and (i) all Indebtedness of others secured by any Lien on property owned by such Person, whether or not the Indebtedness secured thereby has been assumed.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, for any series of Securities established as contemplated hereunder, shall include the terms of such series of Securities set forth in any such supplemental indenture.

“Initial Purchasers” means the initial purchasers of any series of Securities.

“Interest Payment Date” means, with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“Lien” means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind, but excluding pledges or deposits under worker’s compensation, unemployment insurance or similar statutes, mechanics’, workmen’s or other similar liens arising in the ordinary course of business or deposits or pledges to obtain the release of any such liens, certain liens for taxes, assessments or governmental charges or levies, landlord’s liens on property held under lease, easements and other liens or encumbrances similar to the foregoing.

“Maturity” means, with respect to any Security, the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Net Available Proceeds” means, with respect to any Sale Transaction by any Person, cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any consideration received in the form of assumption of Indebtedness or other obligations by others or received in any other non-cash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Sale Transaction, (ii) all payments made by such Person or its Subsidiaries on any Indebtedness that is secured by a Lien on the property or assets so disposed of in accordance with the terms of such Lien or that must, by the terms of such Lien, or in order to obtain a necessary consent to such Sale Transaction, or by applicable law, be repaid out of the proceeds from such Sale Transaction, and (iii) all distributions and other payments made to third parties (other than Subsidiaries of the Person making the distribution or other payment) in respect of minority or joint venture interests as a result of such Sale Transaction.

“North American Subsidiary” means a Subsidiary formed under the laws of, or conducting its principal operations within (1) the United States, any State thereof or the District of Columbia or (2) Canada or any Province or territory thereof.

“Officer’s Certificate” means a certificate signed by the Chairman of the Board, the President, a Vice President, the Chief Financial Officer, the Controller,

the Treasurer, an Assistant Treasurer or the Secretary of the Corporation, and delivered to the Trustee.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company which opinion shall be reasonably satisfactory to the Trustee.

“outstanding” means, when used with reference to Securities, subject to the provisions of Article 7, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

(a)                                  Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)                                 Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited by the Company with the Trustee and held in a non-interest bearing trust account for the Holders, or if a party other than the Trustee or the Company is acting as Paying Agent, deposited with such other party, and held in trust for Holders; provided that if such Securities or portions thereof are to be redeemed prior to the Maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to a Responsible Officer of the Trustee shall have been made for giving such notice;

(c)                                  Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 3.09 (unless proof satisfactory to the Trustee and the Company is presented that any of such Securities is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Company); and

(d)                                 Securities that have been defeased pursuant to Section 11.01.

“Paying Agent” means any Person authorized by the Company to pay the principal of and premium, if any, and interest, if any, on any Securities on behalf of the Company.  The Trustee will act as initial Paying Agent.  The Company may appoint itself to act as Paying Agent with respect to any Securities issued hereunder.

“Payment Office” means, with respect to the Securities of any series, the place or places where the principal of (and premium, if any) and interest on such Securities are payable as specified as contemplated by Sections 3.01 and 4.01.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Amount” means, with respect to any Security, the amount of principal of such Security that could then be declared due and payable pursuant to Section 5.02.

“Principal Property” means any real property or any permanent improvement thereon owned by the Company or any North American Subsidiary, including, without limitation, any store, warehouse or distribution center, that has a net book value (after deduction of accumulated depreciation) in excess of 0.50% of Consolidated Net Tangible Assets.

“Regular Record Date” means, with respect to the interest payable on any Interest Payment Date on the Securities of any series, the date specified for that purpose as contemplated by Section 3.01.

“Responsible Officer” means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee including any vice president, any trust officer, any assistant vice president, any assistant secretary, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing to the Company or any Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Company and a Subsidiary or between Subsidiaries), which Principal Property has been or is to be sold or transferred by the Company or such Subsidiary to such Person.

“Sale Transaction” means any sale, conveyance, transfer or other disposition of the kind referred to in the first sentence of the definition of “Sale and Leaseback Transaction”.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” or “Securities” means any Security or Securities, as the case may be, authenticated and delivered under this Indenture.

“Stated Maturity” means, with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other business entity of which more than 50% of the outstanding Voting Stock (or equivalent equity interest) is owned, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, the term “Subsidiary” means a direct or indirect Subsidiary of the Company.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed and delivered; provided, however, that in the event the Trust Indenture Act is amended after such date, “Trust Indenture Act” shall mean, to the extent required by any such amendment, the Trust Indenture Act as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” means, with respect to the Securities of any series, only the Trustee with respect to Securities of that series.

“Value” means, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to such Sale and Leaseback Transaction and (2) the sum of all costs of the Company or any Subsidiary incurred in connection with the acquisition of such property and the construction of any improvements thereon, as determined in good faith by the Company or such Subsidiary at the time of entering into such Sale and Leaseback Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Leaseback Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard to any renewal or extension options contained in the lease.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

“Wholly Owned Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture, trust or other entity as to which 100% of the voting power of its outstanding capital stock or other ownership interests is owned, directly or indirectly, by such Person, by one or more other Wholly Owned Subsidiaries of such Person or by such Person and one or more other Wholly Owned Subsidiaries of such Person.  Unless otherwise indicated, any reference to a Wholly Owned Subsidiary means a Wholly Owned Subsidiary of the Company.

Section 1.02.  Other Definitions.

	Defined in Section
“Agent Members”	3.08	(a)
“Covenant Defeasance”	11.03
“Full Defeasance”	11.02
“Global Security”	3.05	(b)
“Notice of Default”	6.06
“Registrar”	3.07
“Security Register”	3.07

ARTICLE 2
SECURITY FORMS

Section 2.01.  Forms Generally.  The Securities shall be in substantially the forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.  If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.02 for the authentication and delivery of such Securities.

The Trustee’s certificate of authentication on all Securities shall be in substantially the form set forth in this Article 2.

The definitive Securities shall be printed or produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.02.  Form of Trustee’s Certificate of Authentication.  The Trustee’s certificate of authentication shall be substantially in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Wells Fargo Bank, N.A., as Trustee

By:
Authorized Signatory

ARTICLE 3
ISSUE, EXECUTION, FORM AND REGISTRATION OF SECURITIES

Section 3.01.  Amount Unlimited; Issuable in Series.  The aggregate Principal Amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued from time to time in one or more series. Prior to the issuance of Securities of any series, there shall be established in or pursuant to (i) one or more Board Resolutions, (ii) action taken pursuant to a Board Resolution and (subject to Sections 3.03 and 3.04) set forth, or determined in the manner provided, in an Officer’s Certificate or (iii) one or more indentures supplemental hereto:

(a)                    the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of all other series);

(b)                   the purchase price, denomination and any limit upon the aggregate Principal Amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 3.07, 3.09, 8.05 or 10.02);

(c)                    the date or dates on which the principal of and premium, if any, on the Securities of the series is payable or the method of determination thereof, any rights the Company might have to extend the Maturity of the Securities of the series and any rights of the holders of the Securities to require payment of the Securities at any time;

(d)                   the rate or rates at which the Securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which such interest shall accrue, if any, or the method by which such date or dates shall be determined, if any, the Interest Payment Dates on which any such interest shall be payable, if any, and the Regular Record Dates, if any, for the interest payable on any Interest Payment Date;

(e)                    the place or places where the principal of and premium, if any, and interest, if any, on Securities of the series shall be payable;

(f)                      the place or places where the Securities may be exchanged or transferred;

(g)                   the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option, and, if other than as provided in Section 10.02, the manner in which the particular Securities of such series (if less than all Securities of such series are to be redeemed) are to be selected for redemption;

(h)                   the obligation, if any, of the Company to redeem or purchase Securities of the series in whole or in part pursuant to any sinking fund or similar provisions or upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(i)                       if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

(j)                       if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of and premium, if any, and interest, if any, on the Securities of the series shall or may by payable, or in which the Securities of the series shall be denominated, and the particular provisions applicable thereto;

(k)                    if the payments of principal of and premium, if any, and interest, if any, on the Securities of the series are to be made, at the election of the Company or a Securityholder, in a currency or currencies (including currency unit or units) other than that in which such Securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

(l)                       if the amount of payments of principal of and premium, if any, and interest, if any, on the Securities of the series shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies

(including currency unit or units) other than that in which the Securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts shall be determined;

(m)                 if other than the Principal Amount thereof, the portion of the Principal Amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the method by which such portion shall be determined;

(n)                   any modifications of or additions to the Events of Default or the covenants of the Company set forth herein with respect to Securities of the series;

(o)                   if either or both of Section 11.02 and Section 11.03 shall be inapplicable to the Securities of the series (provided that if no such inapplicability shall be specified, then both Section 11.02 and Section 11.03 shall be applicable to the Securities of the series);

(p)                   if other than the Trustee, the identity of the Registrar and any Paying Agent;

(q)                   if the Securities of the series shall be issued in whole or in part in global form, (i) the Depositary for such global Securities, (ii) the form of any legend in addition to or in lieu of that in Section 3.06 which shall be borne by such global Security, (iii) whether beneficial owners of interests in any Securities of the series in global form may exchange such interests for Certificated Securities of such series and of like tenor of any authorized form and denomination and (iv) if other than as provided in Section 3.07, the circumstances under which any such exchange may occur; and

(r)                      any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 8.02, but which may modify or delete any provision of this Indenture insofar as it applies to such series), including any terms which may be required by or advisable under the laws of the United States of America or regulations thereunder or advisable (as determined by the Company) in connection with the marketing of Securities of the series.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided (i) by one or more Board Resolutions, (ii) by action taken pursuant to a Board Resolution and (subject to Sections 3.02 through 3.05) set forth, or determined in the manner provided, in an Officer’s Certificate or (iii) in any indenture supplemental hereto.  All Securities of any series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth, or providing the manner for determining, the terms of the Securities of such series, and an appropriate record of any action taken pursuant thereto in connection with the issuance of any Securities of such series shall be delivered to the Trustee prior to the authentication and delivery thereof.

Section 3.02.  Authentication and Delivery of Securities.  Upon the execution and delivery of this Indenture, or from time to time thereafter, Securities may be executed on behalf of the Company by any Authorized Officer and delivered to the Trustee for authentication, and upon delivery to the Trustee of all documents and certificates as required by this Indenture, the Trustee shall thereupon authenticate and make available for delivery such Securities to or upon a Company Order without any further action by the Company.

Section 3.03.  Execution of Securities.  The Securities shall be signed on behalf of the Company by its Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title “Vice President”) or its Treasurer.  Signatures may be the manual or facsimile signatures of the present or any future such officers.  In case any officer of the Company who shall have signed any Security shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Company, as the case may be; and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security shall be the proper officers of the Company, as the case may be, although at the date of the execution and delivery of this Indenture any such person was not such officer.

Section 3.04.  Certificate of Authentication.  Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinabove recited, executed by the Trustee by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

Section 3.05.  Denomination and Date of Securities; Payments of Interest.  (a) The Securities shall be issuable in such denominations as shall be specified as contemplated by Section 3.01.  In the absence of any such provisions with respect to the Securities, the Securities shall be issuable in denominations of $1,000 and any integral multiples thereof,  The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Company executing the same may determine with the approval of the Trustee.

Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, including those required by Section 3.06, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage.

Each Security shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates specified on the face of the Security.  Except as otherwise specified pursuant to Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

(b)                                 If Securities of any series are issuable in whole or in part in global form (“Global Securities”), then the Global Securities of such series shall be deposited with the Trustee as custodian for the Depositary and registered in the name of Cede & Co., as nominee for the Depositary.  Global Securities shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as previously provided.  The aggregate Principal Amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.  Each such Global Security shall constitute a single security for all purposes under this Indenture.

(c)                                  The person in whose name any Security is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date, with respect to such Security, shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to the Regular Record Date and prior to such Interest Payment Date, except that, if and to the extent the Company defaults in the payment of any interest due on such Interest Payment Date and the applicable grace period shall have expired with respect to such Security, in which case such defaulted interest may, at the option of the Company, be paid to the Persons in whose names outstanding Securities are registered at the close of business on a subsequent record date (which shall be not less than 10 days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Company to the Holders of Securities not less than 15 days preceding such subsequent record date.

(d)                                 Whenever the Company shall act as sole Paying Agent for any series of Securities, it shall (i) make all payments in respect of any Global Security (including principal and interest, if any) by wire transfer of immediately available funds to the account or accounts specified by the Holder of the Global Security and (ii) make all payments of principal and interest, if any, with respect to any Certificated Securities by wire transfer of immediately available funds to the account or accounts specified by the Holders of the Certificated Securities or, if no such account is specified, or if the Company so elects, by mailing a check to each such Holder’s registered address.

Whenever the Company shall act as one of more than one Paying Agents for any series of Securities, the provisions of Section 4.06(b) shall apply.

Section 3.06.  Global Security Legend.  Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form, or in such other form as may be necessary or appropriate to reflect the arrangements with or to comply with the requirements of any Depositary:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY TRUST COMPANY OR TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

Section 3.07.  Registration, Transfer and Exchange.  The Securities are issuable only in registered form without coupons.  The Company will keep at each office or agency (the “Registrar”) for each series of Securities a register or registers (one or more such registers being referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article 3 provided.  The Security Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.  At all reasonable times the Security Register shall be open for inspection by the Trustee.  The initial Registrar shall be the Trustee.

Upon due presentation for registration of transfer of any Security of any series at each such office or agency, the Company shall execute and the Trustee shall authenticate and make available for delivery in the name of the designated transferee or transferees a new Security or Securities of the same series, in each case, of any authorized denominations and of a like aggregate Principal Amount.

At the option of the Holder, Securities of any series (except a Global Security) may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate Principal Amount and Stated Maturity, upon surrender of the Securities to be exchanged at such office or agency.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture.  No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register.  Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the Person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.  Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.  When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal Principal Amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met.  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request.

The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 3.11, 8.05 or 10.03).  No service charge to any Holder shall be made for any such transaction.

The Company shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the first mailing of a notice of redemption of Securities of that series to be redeemed or (b) any Securities of any series selected, called or being called for redemption except, in the case of any Security of any series where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Section 3.08.  Book-Entry Provisions for Global Securities.  (a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary or such nominee and (iii) bear legends as set forth in Section 3.06.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

(b)                                 Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary for such series, its successors or their respective nominees.  If at any time the Depositary for the Securities of such series notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be qualified to serve as the Depositary, the Company shall appoint a successor depositary with respect to the Securities of such series.  If a successor depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series of like tenor, will authenticate and deliver Certificated Securities of such series of like tenor and terms in an aggregate Principal Amount equal to the Principal Amount of the Global Security or Securities of such series in exchange for such Global Security or Securities.

The Company may at any time and in its sole discretion determine that the Securities of a series issued in the form of one or more Global Securities shall no longer be represented by such Global Securities.  In such event, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Certificated Securities of such series of like tenor and terms, will authenticate and deliver Securities of such series of like tenor and terms in definitive form in an aggregate Principal Amount equal to the Principal Amount of the Global Security or Securities of such series in exchange for such Global Security or Securities.  Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary.  In addition, Certificated Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security, if (i) the Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, and a successor depositary is not appointed by the Company within 90 days of such notice, or (B) ceases to be qualified to serve as Depositary and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable, or (iii) an Event of Default of which the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary to issue such Certificated Securities.

(c)                                  Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the another Global Security will, upon such transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

(d)                                 In connection with any transfer of a portion of the beneficial interests in a Global Security to beneficial owners pursuant to Section 3.08(b), the Registrar shall reflect on its books and records the date and a decrease in the Principal Amount of such Global Security in an amount equal to the Principal Amount of the beneficial interest in such Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more Certificated Securities of like tenor and amount.

(e)                                  In connection with the transfer of an entire Global Security to beneficial owners pursuant to Section 3.08(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal Principal Amount of Certificated Securities of authorized denominations.

(f)                                    The registered holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities of such series.

Section 3.09.  Mutilated, Defaced, Destroyed, Lost and Stolen Securities.  In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Company in its discretion may execute, and upon the delivery to the Trustee of a Company Order and of all documents and certificates as required by this Indenture, the Trustee shall authenticate and make available for delivery, a new Security of the same series bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so apparently destroyed, lost or stolen.  In every case the applicant for a substitute Security shall furnish to the Company and the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by each of them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

Upon the issuance of any substitute Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.  In case any Security which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Company may, instead of issuing a substitute Security of the same series, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security issued pursuant to the provisions of this Section 3.09 by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Company whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder.  All Securities shall be held and owned upon the express condition that, to the extent permitted by law, with respect to the holder of a substitute Security, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 3.10.  Cancellation of Securities.  All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Company or any agent of the Company or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture.  The Trustee shall dispose of cancelled Securities in accordance with its customary procedures.  If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 3.11.  Temporary Securities.  Pending the preparation of definitive Securities of any series, the Company may execute and the Trustee shall authenticate and make available for delivery temporary Securities of such series (printed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee).  Temporary Securities shall be issuable as registered Securities of such series without coupons, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee.  Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate.  Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities of such series.  Without unreasonable delay the Company shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for the purpose pursuant to Section 4.05, and upon delivery to the Trustee of all documents and certificates as required by this Indenture, the Trustee shall authenticate and make available for delivery in exchange for such temporary Securities a like aggregate Principal Amount of definitive Securities of such series of authorized denominations.  Until so exchanged the temporary Securities of such series shall be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 3.12.  CUSIP and ISIN Numbers.  The Company in issuing the Securities of any series may use a “CUSIP” or “ISIN” number (if then generally in use), and, if so, the Trustee shall use the CUSIP numbers or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders of such series; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee of any change in the CUSIP numbers or ISIN numbers.

ARTICLE 4
CERTAIN COVENANTS

Section 4.01.  Payments in Respect of Securities.  The Company, for the benefit of each series of the Securities, will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest, if any (including Additional Interest, if any), on the Securities of that series in accordance with the terms of such Securities and this Indenture.

Section 4.02.  Limitation on Liens.  (a) The Company shall not, and shall not permit any of its North American Subsidiaries, directly or indirectly, to issue, assume or guarantee any Indebtedness if that Indebtedness is secured by any Lien upon any Principal Property of the Company or of a North American Subsidiary, without effectively securing each series of Securities equally and ratably with that Indebtedness for so long as such Indebtedness is so secured. The foregoing restriction does not apply to:

(i)             Liens on any property acquired, constructed or improved by the Company or any North American Subsidiary after the date of this Indenture which are created or assumed contemporaneously with or within one year after its acquisition, or completion of construction or improvement, or within one year thereafter pursuant to a firm commitment for financing arrangements entered into within that one-year period to secure or provide for the payment of the purchase price or cost thereof; provided that the aggregate principal amount of Indebtedness secured by such Liens will not exceed the cost of the property or assets so acquired, constructed or improved; or in addition to Liens contemplated by Section 4.02(a)(ii) and 4.02(a)(iii) below, Liens existing on any property at the time of acquisition thereof;

(ii)          Liens existing on any property at the time of acquisition thereof from a Person merged or consolidated with or into the Company or a North American Subsidiary; provided that the Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation;

(iii)       Liens on property of any Person existing at the time it becomes a North American Subsidiary;

(iv)      Liens to secure Indebtedness of a North American Subsidiary owed to the Company or Indebtedness of the Company or a North American Subsidiary owed to another North American Subsidiary;

(v)         Liens consisting solely of encumbrances, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purpose;

(vi)      any Lien existing on the date of this Indenture; or

(vii)   Liens for the sole purpose of extending, renewing, replacing or refinancing Indebtedness secured by any Lien referred to in Section 4.02(a)(i) through 4.02(a)(vi), inclusive; provided, however, that the principal amount of Indebtedness secured by that Lien shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, replacement or refinancing, and that such extension, renewal, replacement or refinancing shall be limited to the property that secured the Lien so extended, renewed, replaced or refinanced (plus improvements on such property).

(b)                                 The foregoing limitation on Liens shall not apply to the issuance, assumption or guarantee by the Company or any North American Subsidiary of Indebtedness secured by a Lien which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other Indebtedness of the Company and its North American Subsidiaries secured by Liens (not including Liens permitted under the foregoing exceptions) that would otherwise be subject to the foregoing restrictions and the Value of Sale and Leaseback Transactions existing at that time (other than Sale and Leaseback Transactions that, if such Sale and Leaseback Transaction had been a Lien, would have been permitted under clause (a)(i) above and other than Sale and Leaseback Transactions as to which application of amounts have been made in accordance with Section 4.03(c)), does not at the time exceed the greater of 15% of Consolidated Net Tangible Assets and 10% of Consolidated Capitalization.

Section 4.03.  Limitation on Sale and Leaseback Transactions.  The Company shall not, and shall not permit any of its North American Subsidiaries to, enter into any Sale and Leaseback Transaction unless the net proceeds of the Sale and Leaseback Transaction are at least equal to the sum of all costs incurred by the Company or any North American Subsidiary in connection with the acquisition of, and construction of any improvements on, the Principal Property to be leased and:

(a)                                  the Company or the North American Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property to be leased without equally and ratably securing the Securities, pursuant to Section 4.02(a)(i);

(b)                                 the Company or the North American Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property to be leased without equally and ratably securing the Securities, pursuant to Section 4.02(b); or

(c)                                  the Company or the North American Subsidiary shall, within 180 days of the effective date of any such arrangement (or, in the case of clause (ii) below, within six months thereafter pursuant to a firm purchase commitment entered into within such 180-day period) apply an amount equal to the proceeds from such Sale and Leaseback Transaction relating to such Principal Property to:

(i)             the payment or other retirement of Indebtedness incurred or assumed by the Company or any North American Subsidiary that ranks senior to or equal with the Securities (other than Indebtedness owned or held by the Company or any North American Subsidiary); or

(ii)          the purchase of other Principal Property.

Section 4.04.  Limitation on Incurrence of Indebtedness by North American Subsidiaries.  The Company shall not permit any North American Subsidiary to incur, create or assume any Indebtedness, except:

(a)                                  obligations under the Credit Agreement dated as of September 19, 2007, as amended as of June 17, 2008, as further amended, supplemented or otherwise modified from time to time, among the Company, the subsidiary guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities Inc., as sole lead arranger and sole bookrunner, and Bank of America, N.A., HSBC Bank USA, N.A. and U.S. Bank National Association, as syndication agents, and any extensions, renewals, replacements or refinancings thereof;

(b)                                 Indebtedness existing on the date of this Indenture;

(c)                                  any other Indebtedness incurred to refund, refinance, replace, exchange, renew, repay or extend Indebtedness existing on the date of this Indenture or incurred in compliance with this Indenture (and any Indebtedness that may be incurred after the date of this Indenture under commitments available on the date of this Indenture), and Indebtedness the proceeds of which are used solely to refinance such Indebtedness;

(d)                                 Indebtedness of any Person merged or consolidated into the Company or into a North American Subsidiary existing prior to the time of such merger or consolidation; provided that the Indebtedness is not created in contemplation of or in connection with such merger or consolidation;

(e)                                  Indebtedness of North American Subsidiary outstanding on the date on which such North American Subsidiary was acquired by the Company and any extensions, renewals, replacements or refinancings thereof (other than Indebtedness incurred (i) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such North American Subsidiary became a North American Subsidiary or was otherwise acquired by the Company or (ii) otherwise in connection with, or in contemplation of, such acquisition);

(f)                                    Indebtedness of a North American Subsidiary owed to the Company or to another Subsidiary;

(g)                                 Indebtedness secured by Liens permitted by Section 4.02(a)(i), (ii), (iii), (vi) and (vii);

(h)                                 Indebtedness permitted by Section 4.03;

(i)                                     Indebtedness in respect of documentary letters of credit incurred in the ordinary course of business;

(j)                                     current liabilities, other than for borrowed money, incurred in the ordinary course of business; and

(k)                                  in addition to the items referred to in Section 4.04(a) through 4.04(j), Indebtedness at any time outstanding in an aggregate principal amount which will not exceed 15% of Consolidated Net Tangible Assets.

Section 4.05.  Maintenance of Office or Agency.  The Company shall maintain a Payment Office where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices, and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby initially appoints the Trustee at its office or agency as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.06.  Money for Securities Payments to Be Held in Trust.  (a) If the Company shall at any time act as Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

(b)                                 Subject to the provisions of Section 3.05(d), whenever the Company shall have one or more Paying Agents for any series of Securities, it shall, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(c)                                  The Company shall cause each Paying Agent for any series of Securities (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 4.06, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent; (ii) hold all sums held by it for the payment of the principal of and premium, if any, or interest, if any, on the Securities of that series in trust for the benefit of the Holders until such sums shall be paid to such Holders or otherwise disposed of as herein provided; (iii) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest, if any, on the Securities of that series; and (iv) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, and upon the written request of that Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

(d)                                 The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the

Trustee, such Paying Agent will be released from all further liability with respect to such money.

(e)                                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, or interest, if any, on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable will be paid to the Company upon a Company Request (or, if then held by the Company, will be discharged from such trust); and the Holder of such Security will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 4.07.  Existence.  Subject to Article 9, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof will not result in a material adverse effect on the business, results of operations or financial condition of the Company and its consolidated Subsidiaries taken as a whole.

Section 4.08.  Compliance Certificate.  The Company shall deliver to the Trustee, within 120 calendar days after the end of each fiscal year of the Company ending after the first date any series of Securities issued under this Indenture is outstanding, an Officer’s Certificate signed by the principal financial officer or principal accounting officer of the Company stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing officer with a view to determining whether the Company has performed its obligations under this Indenture, and further stating, that, to the knowledge of such officer, the Company has performed each covenant contained in this Indenture to be performed by it hereunder, and is not in default in the performance of any covenant to be performed by it hereunder (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which such officer may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that, to the knowledge of such officer, no event has occurred and remains in existence by reason of which payments on account of the principal of and premium, if any, or interest, if any, on the Securities is prohibited (or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto).

Section 4.09.  Waiver of Certain Covenants.  The Company may omit in any particular instance to comply with any term, provision, or condition set forth in the provisions of any supplemental indenture specified in such supplemental indenture, with respect to the Securities of any series if the Holders of a majority in Principal Amount of all outstanding Securities of such series shall, by act of such Holders in accordance with Section 7.01, either waive such compliance in such instance or generally waive compliance with such term, provision, or condition, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision, or condition will remain in full force and effect.

ARTICLE 5
REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

Section 5.01.  Events of Default.  Each of the following shall constitute an “Event of Default” wherever used herein with respect to Securities of any series:

(a)                                  the Company’s failure to pay principal of or premium, if any, on any Security of such series when it becomes due and payable, whether at Stated Maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(b)                                 the Company’s failure to pay any interest, if any (including Additional Interest, if any), on any Security of such series when it becomes due and payable, and the continuance of any such failure for a period of 30 days; provided that failure by the Company to make such a payment shall not constitute an Event of Default if the Company makes such payment as required during such 30-day period;

(c)                                  the Company’s failure to perform any other covenant in this Indenture and the continuance of any such failure for 90 days after written notice has been given, in the manner provided in Section 6.06, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the outstanding Securities of such series, specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d)                                 a default or defaults under any Indebtedness, or any agreement or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness, of the Company or any Subsidiary, which default or defaults, individually or in the aggregate:

(i)             constitute a failure to pay at least $100,000,000 of the principal of such Indebtedness when due (unless such default is waived or cured within 30 days after the expiration of any applicable grace period); or

(ii)          have resulted in acceleration of any portion of such Indebtedness having an aggregate Principal Amount equal to or in excess of $100,000,000,

in the case of each of clause (i) and (ii), without the overdue or accelerated portion of such Indebtedness having been discharged, or without such acceleration having been rescinded or annulled, within 60 days after written notice of such default has been given, in the manner provided in Section 6.06, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the outstanding Securities of such series, specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(e)                                  the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(f)                                    the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company, in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestration or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company, in furtherance of any such action.

Section 5.02.  Acceleration.  (a) If an Event of Default (other than an Event of Default specified in Section 5.01(e) or 5.01(f)) shall occur and be continuing, either the Trustee by written notice to the Company or the Holders of at least 25% in aggregate Principal Amount of the outstanding Securities of that series by written notice to the Company and the Trustee may declare the Principal Amount of and premium, if any, and accrued and unpaid interest, if any, on all the Securities of the affected series to be due and payable immediately.  Except as set forth above, upon such declaration the principal of and premium, if any, and accrued and unpaid interest, if any, on the Securities of such series shall be due and payable immediately.  If an Event of Default specified in Section 5.01(e) or 5.01(f) shall occur, the Principal Amount of and premium, if any, and accrued and unpaid interest, if any, on all the Securities of such series shall ipso facto become and be immediately due and payable without further action or notice on the part of the Trustee or any Holder.

(b)                                 At any time after such a declaration of acceleration with respect to the Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 5 provided, the Holders of a majority in Principal Amount of the outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default with respect to the Securities of that series, other than the non-payment of the principal of and premium, if any, and interest, if any, on the Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.04.  No such rescission will affect any subsequent default or impair any right consequent thereon.

Section 5.03.  Other Remedies.  If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of such series or does not produce any of them in the proceeding and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 5.04.  Waiver of Past Defaults.  The Holders of not less than a majority in aggregate Principal Amount of the Securities of any series then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Securities of such series waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of the principal of and premium, if any, or interest, if any, on any Security of such series.  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past default hereunder.  If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any default hereunder, whether or not such Holders remain Holders after such record date.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.05.  Control by Majority.  With respect to the Securities of any series, the Holders of a majority in aggregate Principal Amount of the then outstanding Securities of that series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee in good faith determines may be unduly prejudicial to the rights of other Holders of that series or that may cause the Trustee any potential liability, claims or expense without the prior receipt of a reasonably satisfactory indemnity (as determined by the Trustee in its sole discretion) from Holders making such direction.  The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

Upon receipt by the Trustee of any such direction with respect to the Securities of such series, a record date shall automatically and without any other action by any Person be set for determining the Holders of outstanding Securities of such series entitled to join in such direction, which record date shall be the close of business on the day the Trustee receives such direction.  The Holders of outstanding Securities of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date.

Section 5.06.  Limitation on Suits.  No Holder of any Security of any series shall have the right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(a)                                  such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of such series;

(b)                                 the Holders of at least 25% in aggregate Principal Amount of the outstanding Securities of such series have made written request of, and such Holder or Holders have offered an indemnity reasonably satisfactory to, the Trustee to take action because of the Event of Default; and

(c)                                  the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate Principal Amount of the outstanding Securities of such series a direction inconsistent with such request, within 90 days after such notice, request and offer.

The limitations in this Section 5.06 shall not apply to a suit instituted by a Holder of Securities for the enforcement of payment of the principal of or premium, if any, or interest, if any, on such Securities on or after the applicable due date specified in such Securities (after giving effect to any applicable grace period specified in the related supplemental indenture).

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 5.07.  Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any, and interest, if any, on any Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 5.08.  Collection Suit by Trustee.  If an Event of Default specified in Section 5.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company (or any other obligor upon the Securities) for the whole amount of principal and premium, if any, and interest, if any, remaining unpaid on any Securities of such series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover amounts due the Trustee under Section 6.07 hereof, including the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 5.09.  Trustee May File Proofs of Claim.  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the

Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.10.  Priorities.  If the Trustee collects any money pursuant to this Article 5, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 6.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Securities of any series for principal and premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for principal and premium, if any, and interest, if any, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 5.10 upon five Business Days prior notice to the Company.

Section 5.11.  Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 5.11 does not apply to a suit by the Trustee, a suit by a Holder of Securities of the affected series pursuant to Section 5.07 hereof, a suit by Holders of more than 10% in aggregate Principal Amount of the then outstanding Securities of any series in the case of any suit relating to or arising under Section 5.01(a), 5.01(b), 5.01(c) or 5.01(d), or a suit by Holders of more than 10% in aggregate Principal Amount of all of the then outstanding Securities in the case of any suit relating to or arising under Section 5.01(e) or 5.01(f).

Section 5.12.  Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 5.13.  Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.14.  Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of Securities of any series to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 6
CONCERNING THE TRUSTEE

Section 6.01.  Duties and Responsibilities of the Trustee; During Default: Prior to Default.  The Trustee, with respect to the Securities of any series, prior to the occurrence of an Event of Default with respect to the Securities of such series and after the curing or waiving of all Events of Default with respect to the Securities of such series which may have occurred, undertakes to perform such duties and only such duties with respect to such series as are specifically set forth in this Indenture.  In case an Event of Default with respect to the Securities of a series has occurred (and is continuing which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, provided that:

(a)                                  the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee and permissive rights of the Trustee hereunder shall not constitute performance duties;

(b)                                 in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the form requirements of this Indenture;

(c)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(d)                                 the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders given as provided in Section 5.05 or otherwise exercising any trust or power conferred upon the Trustee under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any potential or actual liability (financial or otherwise), loss or expense in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.  This Section 6.01 is in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 6.

Section 6.02.  Certain Rights of the Trustee.  In furtherance of and subject to the Trust Indenture Act, and subject to Section 6.01:

(a)                                  the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, Opinion of

Counsel or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)                                  the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)                                 the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Securities of any series pursuant to the provisions of this Indenture, unless such Holders shall have offered and provided to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby; but nothing herein contained shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived) with respect to the Securities of any series, to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(e)                                  the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f)                                    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate Principal Amount of all the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company;

(g)                                 the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h)                                 the rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(i)                                     the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(j)                                     the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k)                                  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services (it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practice in the banking industry to resume performance as soon as practicable under the circumstances).

(l)                                     In no event shall the Trustee be responsible or liable for special or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action, unless such loss or damage is determined by a court of competent jurisdiction to have been caused by the Trustee’s own fraud or willful misconduct.

Section 6.03.  Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof.  The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents, that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company, are true and accurate, subject to the qualifications set forth therein.  The Trustee shall not be liable or accountable in any manner for the use or application by the Company of any of the Securities or of the proceeds thereof.

Section 6.04.  Trustee and Agents May Hold Securities; Collections, Etc.  The Trustee or any of its affiliates or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities, subject to Sections 6.10 and 6.13 with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

Section 6.05.   Moneys Held by Trustee.  All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law.  Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder, except as otherwise agreed with the Company.

Section 6.06.  Notice of Default.  If any Default or any Event of Default occurs and is continuing with respect to the Securities of any series and if such Default or Event of Default is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of Securities of such series in the manner and to the extent provided in Trust Indenture Act Section 313(c) notice of the Default or Event of Default (“Notice of Default”) within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of or premium, if any, or interest, if any, on any Security of such series, the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series.

Section 6.07.  Compensation and Indemnification of Trustee and Its Prior Claim.  The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed in writing between the Company and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its own negligence, gross negligence or bad faith.  The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including without limitation the costs and expenses of defending itself against or investigating any claim (whether asserted by the Company, a Holder or any other Person).  The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture.  Such financial obligations of the Company identified in this Section 6.07 shall be a Lien senior to that of the Securities of each series upon all property and funds held or collected by the Trustee.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(e) or Section 5.01(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

Section 6.08.  Right of Trustee to Rely on Officer’s Certificate, Etc.  Subject to Sections 6.01 and 6.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 6.09.  Persons Eligible for Appointment as Trustee.  The Trustee hereunder shall at all times be a corporation, national association or other appropriate entity having a combined capital and surplus of at least $100,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 6.10.  Resignation and Removal; Appointment of Successor Trustee.  (a) The Trustee may at any time resign with respect to the Securities of one or more series by giving written notice of resignation to the Company and to the Holders of Securities of such series, such notice to the Holders to be given by mailing (by first class mail) the same within 30 days after such notice is given to the Company.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument in duplicate, executed by authority of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee.  If no successor Trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation, the resigning trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee, or any Securityholder of the affected series who has been a bona fide holder of a Security or Securities of the affected series for at least six months may, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor Trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

(b)                                 In case at any time any of the following shall occur:

(i)             the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act, after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

(ii)          the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

(iii)       the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or, subject to Section 315(e) of the Trust Indenture Act, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

(c)                                  The Holders of a majority in aggregate Principal Amount of the Securities of any series at the time outstanding may at any time remove the Trustee for that series and appoint a successor Trustee by delivering to the Trustee so removed, to the successor Trustee so appointed and to the Company the evidence provided for in Section 7.01 of the action in that regard taken by the Securityholders.

If no successor Trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of removal, the Company may appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.  If no successor Trustee shall have been so appointed and have accepted appointment within 90 days after the mailing of the initial notice of removal from the Holders of a majority in aggregate Principal Amount of the Securities of the affected series at the time outstanding, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

(d)                                 Any resignation or removal of the Trustee and any appointment of a successor Trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 6.11.

(e)                                  The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register.  Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.11.  Acceptance of Appointment by Successor.  (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)                                 In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such Successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c)                                  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Section 6.11(a) or 6.11(b), as the case may be.

(d)                                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the Trust Indenture Act.

Section 6.12.  Merger, Conversion, Consolidation or Succession to Business of Trustee.  Any corporation or national association into which the Trustee may be merged or converted or with which it may be consolidated, or to which the Trustee’s assets may be sold, or any corporation or national association resulting from any merger, conversion, consolidation or sale to which the Trustee shall be a party or by which the Trustee’s property may be bound, or any corporation or national association succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such entity shall be eligible under the provisions of Section 6.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force that it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.13.  Preferential Collection of Claims.   If the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company (or any other obligor on the Securities), the Trustee shall be subject to the provisions of Section 311 of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).  For purposes of Section 311(b) (4) and (6) of the Trust Indenture Act, the following terms shall have the following meanings:

(a)                                  “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)                                 “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise; and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 6.14.  Communications with the Trustee.  Any and all notices, certificates, opinions or filings with the Commission required or permitted to be provided by the Company to the Trustee under this Indenture shall be in writing and shall be personally delivered, sent via an internationally recognized overnight delivery service or sent by facsimile or electronic transmission to the address or telecopy number of the Corporate Trust Office.

ARTICLE 7
CONCERNING THE HOLDERS

Section 7.01.  Evidence of Action Taken by Holders.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders of any series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee.  Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.01 and 6.02) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article 7.

Section 7.02.  Proof of Execution of Instruments and of Holding of Securities; Record Date.  Subject to Sections 6.01 and 6.02, the execution of any instrument by a Securityholder or its agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Securities shall be proved by the Security Register or by a certificate of the Registrar thereof.  The Company may set a record date for purposes of determining the identity of Holders of Securities entitled to vote or consent to any action referred to in Section 7.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 90 days nor less than 20 days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of Securities of record on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

Section 7.03.  Who May Be Deemed Owners of Securities.  The Company, the Trustee, any Paying Agent and any Security Registrar may deem and treat the Person in whose name any Security of any series shall be registered in the Security Register on the applicable record date as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and premium, if any, and interest, if any, on such Security and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.  All such payments so made to, or upon the order of, any Holders shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability of moneys payable upon any such Security.

Section 7.04.  Securities Owned by Company Deemed Not Outstanding.  In determining whether the Holders of the requisite aggregate Principal Amount of Securities of any series have concurred in any direction, consent or waiver under this Indenture, Securities of such series which are owned by the Company or any other obligor on the Securities of such series or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities of such series shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities.  In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities of any series, if any, known by the Company to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 6.01 and 6.02, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities of such series not listed therein are outstanding for the purpose of any such determination.

Section 7.05.  Record Date for Action by Securityholders.  Whenever in this Indenture it is provided that Holders of a specified percentage in aggregate Principal Amount of the Securities of any series may take any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action), the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least 10% in aggregate Principal Amount of the Securities of such series then outstanding, may request the Trustee to fix a record date for determining Securityholders entitled to notice of and to take any such action.  In case the Company or the Holders of Securities of such series in the amount above specified shall desire to request Securityholders of such series to take any action and shall request the Trustee to fix a record date with respect thereto by written notice setting forth in reasonable detail the Securityholder action to be requested; the Trustee shall promptly (but in any event within five days of receipt of such request) fix a record date that shall be a Business Day not less than 15 nor more than 20 days after the date on which the Trustee receives such request.  If the Trustee shall fail to fix a record date as hereinabove provided, then the Company or the Holders of Securities of such series in the amount above specified may fix the same by mailing written notice thereof (the record date so fixed to be a Business Day not less than 15 nor more than 20 days after the date on which such written notice shall be given) to the Trustee.  If a record date is fixed according to this Section 7.05, only Persons shown as Securityholders of such series on the registration books for the Company at the close of business on the record date so fixed shall be entitled to take the requested action and the taking of such action by the Holders of Securities of such series on the record date of the required percentage of the aggregate Principal Amount of the Securities shall be binding on all Securityholders of such series; provided that the taking of the requested action by the Holders of Securities of such series on the record date of the percentage in aggregate Principal Amount of the Securities in connection with such action shall have been evidenced to the Trustee, as provided in Section 7.01, not later than 180 days after such record date.

Section 7.06.  Right of Revocation of Action Taken.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the Holders of the percentage in aggregate Principal Amount of the Securities of any series specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities of the series the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article 7, revoke such action so far as concerns such Security.  Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security.  Notwithstanding the foregoing, any action taken by the Holders of the percentage in aggregate Principal Amount of the Securities of any series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities of such series, including without limitation, any Holder that revoked its consent in accordance with this Section.

ARTICLE 8
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.  Modifications and Amendments With Consent of Holders.  The Company may modify or amend this Indenture with respect to a series of Securities then outstanding with the consent of the Holders of at least a majority in aggregate Principal Amount of such series of Securities; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Security of such series affected thereby:

(a)                        change the Stated Maturity of or the principal of or premium, if any, or interest, if any, on such series of Securities;

(b)                       reduce the Principal Amount of or premium, if any, or interest, if any, on such series of Securities or payable upon acceleration of such series of Securities following an Event of Default;

(c)                        adversely affect any right of repayment at the Holder’s option;

(d)                       change the place or currency of payment of principal of or premium, if any, or interest, if any, on such series of Securities;

(e)                        modify such series of Securities to subordinate such series of Securities to other Indebtedness;

(f)                          impair the right to institute suit for the enforcement of any payment on or with respect to such series of Securities;

(g)                       reduce the percentage of aggregate Principal Amount of outstanding Securities of such series necessary to modify or amend this Indenture with respect to such series of Securities; or

(h)                       reduce the percentage of aggregate Principal Amount of outstanding Securities of such series necessary for waiver of compliance with certain provisions of this Indenture with respect to such series of Securities or for waiver of certain past defaults with respect to such series of Securities.

The Holders of a majority in aggregate Principal Amount of the outstanding Securities of a series affected by an existing Default, Event of Default or compliance with any provision of this Indenture or the Securities of such series, may waive such Default, Event of Default or compliance with any provision of this Indenture or the Securities of such series, except a Default in the payment of principal or interest that has not been cured.

Upon the request of the Company accompanied by Board Resolution authorizing the execution of a supplemental indenture providing for any such modification, amendment or waiver, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.04 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 8.01 to approve the particular form of any proposed supplemental indenture,

amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 8.01 becomes effective, the Company shall mail to the Holders of the Securities of a series affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver.  Subject to Sections 5.04 and 5.07 hereof, the Holders of a majority in aggregate Principal Amount of a series of Securities then outstanding affected may waive compliance in a particular instance by the Company with any provision of this Indenture with respect to such series or such Securities.

Section 8.02.  Amendments to or Supplemental Indentures Without Consent of Holders.  The Company may amend or supplement this Indenture without notice to or the consent of any Holder, in order, among other things, to:

(a)                        cure any ambiguity, defect or inconsistency in this Indenture, provided that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect;

(b)                       comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

(c)                        evidence and provide for the acceptance of appointments under this Indenture with respect to the Securities by a successor Trustee;

(d)                       evidence that another Person has succeeded the Company and assumed the Company’s covenants and obligations under the Securities and this Indenture;

(e)                        add covenants for the benefit of the Holders, or to surrender any right or power conferred on the Company under this Indenture;

(f)                          add additional Events of Default for the benefit of the Holders of the Securities;

(g)                       pledge property to the Trustee as security for the Securities;

(h)                       establish the form and terms of any series of Securities as permitted by this Indenture; and

(i)                           make any other change that does not adversely affect the interests of the Holders in any material respect.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 8.04 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee may, in its discretion, but shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

Section 8.03.  Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article 8, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of each series affected shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 8.04.  Documents to Be Given to Trustee; Compliance with the Trust Indenture Act.  The Trustee, subject to the provisions of Sections 6.01 and 6.02, shall be provided with an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture.  Every such supplemental indenture shall comply with the Trust Indenture Act.

Section 8.05.  Notation on Securities in Respect of Supplemental Indentures.  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 8 may bear a notation satisfactory to the Trustee as to form (but not as to substance) as to any matter provided for by such supplemental indenture.  If the Company or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such series then outstanding.

ARTICLE 9
MERGER, CONSOLIDATION OR SALE OR CONVEYANCE OF ASSETS

Section 9.01.  When the Company May Merge, Etc.  The Company shall not consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(a)                        immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(b)                       the successor Person (if not the Company) shall be a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest, if any, on the Securities and the performance or observance of every covenant in this Indenture on the part of the Company to be performed or observed; and

(c)                        the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with Section 9.01(a) and 9.01(b) above and all other conditions precedent specified in this Indenture relating to such consolidation, merger, conveyance or transfer have been complied with.

Section 9.02.  Successor Person Substituted.  In the case of any consolidation, merger, conveyance or transfer, in which the Company is not the successor Person, or any sale, assignment, conveyance, transfer or other disposition of all or substantially all of the assets of the Company in accordance with Section 9.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, conveyance, transfer or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance, transfer or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.  Notwithstanding the foregoing, (i) a consolidation or merger by the Company with or into, or (ii) the sale, assignment, conveyance, transfer or other disposition by the Company of all or substantially all of the property or assets of the Company to, one or more of its Subsidiaries shall not relieve the Company from its obligations under this Indenture and the Securities.

Section 9.03.  Opinion of Counsel to Trustee.  The Trustee, subject to the provisions of Sections 6.01 and 6.02, shall be provided with an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, sale, transfer, lease, exchange or other disposition complies with the applicable provisions of this Indenture.

ARTICLE 10
REDEMPTION OF SECURITIES

Section 10.01.  Applicability of Article.  Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article 10.

Section 10.02.  Notice of Redemption; Partial Redemptions.  Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities at their last addresses as they shall appear upon the Security Register.  Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.  Failure to give notice by mail, or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

The notice of redemption to each such Holder shall identify the Securities to be redeemed (including CUSIP or ISIN numbers) and shall specify the Principal Amount of each Security held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after such date interest thereon or on the portions thereof to be redeemed will cease to accrue.  In case any Security is to be redeemed in part only the notice of redemption shall state the portion of the Principal Amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in Principal Amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

No later than 10:00 a.m. (New York City time) on the redemption date specified in the notice of redemption given as provided in this Section 10.02, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as Paying Agent, set aside, segregate and hold in trust) an amount of money sufficient to redeem on the redemption date all the Securities of a series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption.  The Company will deliver to the Trustee at least 15 days prior to the date fixed for the giving of the notice of redemption an Officer’s Certificate stating the aggregate Principal Amount of Securities of such series to be redeemed.

If less than all the Securities of a series are to be redeemed, the Trustee shall select, either pro rata, by lot or in accordance with any method customarily used by the Trustee or the Depositary, Securities to be redeemed in whole or in part.  Securities may be redeemed in part only in denominations equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof.  The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the Principal Amount thereof to be redeemed.  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the Principal Amount of such Security which has been or is to be redeemed.

Section 10.03.  Payment of Securities Called for Redemption.  If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest, if any, accrued to the date fixed for redemption, and on and after such date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest, if any, accrued to such date) interest, if any, on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 6.05 and 11.06, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest, if any, to the date fixed for redemption.  On presentation and surrender of such Securities at a Payment Office specified in such notice, such Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest, if any, accrued thereon to the date fixed for redemption; provided that any payment of interest becoming due on the date fixed for redemption shall be payable to the holders of such Securities registered as such on the relevant Regular Record Date subject to the terms and provisions of Section 3.05 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the applicable rate borne by the Security.

Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to or on the order of the Holder thereof, at the expense of the Company, a new

Security or Securities of authorized denominations, in Principal Amount equal to the unredeemed portion of the Security so presented.

ARTICLE 11
DEFEASANCE AND COVENANT DEFEASANCE

Section 11.01.  Applicability of the Article; Company’s Option to Effect Defeasance or Covenant Defeasance.  Unless pursuant to Section 3.01 provision is made for the inapplicability of either or both of (a) defeasance of the Securities of a series under Section 11.02 or (b) covenant defeasance of the Securities of a series under Section 11.03, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article 11, shall be applicable to the Securities of such series, and the Company may, at its option, by resolution of its Board of Directors, at any time, elect to have either Section 11.02 or Section 11.03 applied to the outstanding Securities of a series upon compliance with the conditions set forth below in this Article 11.

Section 11.02.  Full Defeasance and Discharge.  Upon the Company’s exercise of the option provided under Section 11.01 hereof to defease the outstanding Securities of a particular series under this Section 11.02, the Company shall be deemed to have been discharged from its obligations with respect to such outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, “Full Defeasance”).  For this purpose, such Full Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of such series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 11.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) of this Section 11.02, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (i) the rights of Holders of outstanding Securities of such series to receive solely from the trust fund described in Section 11.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and premium, if any, and interest, if any, on such Securities when such payments are due, (ii) the Company’s obligations with respect to such Securities under Sections 3.06, 3.07, 3.08(a), 3.09, 3.11, and 11.05 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee’s rights under Section 6.07 hereof, and the Company’s obligations in connection therewith and with this Article 11.  Subject to compliance with this Article 11, the Company may exercise its option under this Section 11.02 notwithstanding the prior exercise of its option under Section 11.03 hereof with respect to the Securities of such series.

Section 11.03.  Covenant Defeasance.  Upon the Company’s exercise of the option provided under Section 11.01 hereof to obtain a covenant defeasance with respect to the outstanding Securities of a particular series under this Section 11.03, the Company shall be released from its obligations under the covenants contained in Article 4 (other than Sections 4.01, 4.05, 4.06, 4.08 and 4.09), Section 8.01, Section 8.02 and Section 9.01 hereof and the covenants contained in any supplemental indenture applicable to such series, with respect to the outstanding Securities of such series on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance’’), and the Securities of such series shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed outstanding for all other purposes hereunder.  For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c) with respect to outstanding Securities of such series, but, except as specified above, the remainder of this Indenture and of the Securities of such series shall be unaffected thereby.

Section 11.04.  Conditions to Legal or Covenant Defeasance.  The following shall be the conditions to the application of either Section 11.02 or Section 11.03 hereof to the outstanding Securities of a particular series:

(a)                        The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.10 who shall agree to comply with the provisions of this Article 11 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) an amount in cash (in such currency, currencies or currency unit in which such Securities and any related coupons are then specified as payable at Stated Maturity), or (ii) non-callable Government Securities that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (iii) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of and premium, if any, and interest, if any, on such outstanding Securities on the Stated Maturity of such principal or installment of principal, or interest or premium, if any.

(b)                       In the case of an election under Section 11.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such Full Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Full Defeasance had not occurred.

(c)                        In the case of an election under Section 11.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

(d)                       No Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.01(e) or Section 5.01(f) hereof is concerned, at any time in the period ending on the 124th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(e)                        Such Full Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company is a party or by which the Company is bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit).

(f)                          The Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit made by the Company pursuant to its election under Section 11.02 or 11.03 hereof was not made by the Company with the intent of preferring the Holders of the affected Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company.

(g)                       Such Full Defeasance or Covenant Defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 3.01.

(h)                       The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Full Defeasance under Section 11.02 hereof or the Covenant Defeasance under Section 11.03 hereof (as the case may be) have been complied with as contemplated by this Section 11.04.

Section 11.05.  Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.  Subject to Section 11.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.04 hereof in respect of the outstanding Securities of a particular series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal and premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 11.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of the outstanding Securities of such series.

Anything in this Article 11 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any money or non-callable Government Securities held by it as provided in Section 11.04 hereof with respect to the Securities of any series which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 11.04(a) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Full Defeasance or Covenant Defeasance.

Section 11.06.  Repayment to the Company.  Subject to any applicable abandoned property or escheat law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, and interest, if any, on any Security and remaining unclaimed for two years after such principal, or interest or premium, if any, has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 11.07.  Reinstatement.  If the Trustee or Paying Agent is unable to apply any U.S. Dollars or non-callable Government Securities in accordance with Section 11.02 or 11.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.02 or 11.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 11.05 or 11.06 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of or interest or premium, if any, on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Security to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 12
SATISFACTION AND DISCHARGE

Section 12.01.  Satisfaction and Discharge of Indenture.  This Indenture will cease to be of further effect, and the Company will be deemed to have satisfied and discharged this Indenture, with respect to a series of Securities (except, as to any surviving rights of registration of transfer, exchange or conversion of Securities of such series herein expressly provided for or in the form of Security for such series and any rights to receive payment of interest thereon), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when the following conditions have been satisfied:

(a)                        either

(i)                                     all Securities of such series theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.09, and (B) Securities for whose payment money has theretofore been (x) deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.06(c) or (y) paid to any State of the United States or the District of Columbia pursuant to its unclaimed property or similar laws) have been delivered to the Trustee for cancellation; or

(ii)                                  all such Securities not theretofore delivered to the Trustee for cancellation

(A)                                   have become due and payable, or

(B)                                     will become due and payable at their Stated Maturity within one year, or

(C)                                     are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company, in, the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, money in the amount in the currency or currency units in which the Securities of such series are payable, sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and premium, if any, and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable), or to the Stated Maturity or redemption date, as the case may be;

(b)                       the Company has paid or caused to be paid all other sums payable under this Indenture with respect to such Securities; and

(c)                        the Company has delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that all the conditions provided for in this Section 12.01 have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to Section 12.01(a)(ii), the obligations of the Trustee under Section 12.02 and the last paragraph of Section 4.06 shall survive such satisfaction and discharge.

Section 12.02.  Application of Trust Money.  Subject to the provisions of the last paragraph of Section 4.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent), as the Trustee may determine, to the Persons entitled thereto, of the principal and premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee.

ARTICLE 13
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 13.01.  Company to Furnish Trustee Names and Addresses of Holders.  The Company will furnish or cause to be furnished to the Trustee:

(a)                                  semi-annually, not later than 10 days after the Regular Record Date for each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of such Regular Record Date (unless the Trustee has such information), or if there is no Regular Record Date for interest for such series of Securities, semi-annually, upon such dates as are set forth in the Board Resolution or indenture supplemental hereto authorizing such series, and

(b)                                 at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

 provided, however, that so long as the Trustee is the Registrar, no such list shall be required to be furnished.

Section 13.02.  Preservation of Information; Communications to Holders.  (a) The Trustee shall preserve, in as current form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 13.01 and the names and addresses of Holders received by the Trustee in its capacity as the Registrar.  The Trustee may destroy any list furnished to it as provided in Section 13.01 upon receipt of a new list so furnished.

(a)                                  If three or more Holders (herein referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

(i)                                  afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 13.02(a); or

(ii)                                  inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 13.02(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 13.02(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law.  Such written statement shall specify the basis of such opinion.  If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all objections so sustained have been met and shall enter an order so declaring; the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c)                                  Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 13.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 13.02(b).

Section 13.03.  Reports by the Trustee.  (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.  If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15th following the date of this Indenture (commencing May 15, 2009) deliver to Holders a brief report, dated as of such May 15th, which complies with the provisions of such Section 313(a).

(b)                                 A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which Securities of any series are listed, if any, with the Commission, if such Securities are registered with the Commission, and with the Company.  The Company will promptly notify the Trustee when any Securities are listed on any securities exchange and of any delisting thereof.

Section 13.04.  Reports by the Company.  The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided that any such annual and quarterly reports, information, documents and other reports and information filed with the Commission may be provided by the Company to the Trustee electronically.  The Company shall comply with the other provisions of the Trust Indenture Act Section 314(a).  Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).  At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon request of Holders and prospective purchasers of Securities thereof, the Company shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports, if any, which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

ARTICLE 14
MISCELLANEOUS PROVISIONS

Section 14.01.  Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability.  No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security of any series, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities of such series by the Holders thereof and as part of the consideration for the issue of the Securities of such series.

Section 14.02.  Provisions of Indenture for the Sole Benefit of Parties and Holders.  Except as set forth in Section 14.09, nothing in this Indenture or in the Securities of any series, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders of the Securities of such series, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

Section 14.03.  Successors and Assigns of Company Bound by Indenture.  All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

Section 14.04.  Notices to Holders.  Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at its last address as it appears in the Security Register.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  The Trustee may waive notice to it of any provision herein, and such waiver shall be deemed to be for its convenience and discretion.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 14.05.  Officers, Certificates and Opinions of Counsel; Statements to Be Contained Therein.  Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters or information which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Company or of counsel may be based, in so far as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company unless such officer or counsel knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent within the meaning of the Securities Act and the rules and regulations promulgated thereunder.

Section 14.06.  Payments Due on Saturdays, Sundays and Holidays.  If the date of Maturity of interest on or principal of the Securities of a particular series or the date fixed for redemption of any Security shall not be a Business Day, then payment of interest or principal with respect to such Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of Maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

Section 14.07.  Conflict of Any Provision of Indenture with Trust Indenture Act.  If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act (an “incorporated provision”), such incorporated provision shall control.

Section 14.08.  Governing Law.  This Indenture and the Securities of any series shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 14.09.  Third Party Beneficiaries.  Holders of Securities of the Company are third party beneficiaries of this Indenture, and any of them (or their representative) shall have the right to enforce the provisions of this Indenture that benefit such Holders.

Section 14.10.  Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 14.11.  Effect of Headings.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.12.  Severability.  If any provision hereof shall be held to be invalid, illegal or unenforceable under applicable law, then the remaining provisions hereof shall be construed as though such invalid, illegal or unenforceable provision were not contained herein.

Section 14.13.  Patriot Act Compliance.  The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens account with Wells Fargo Bank, N.A.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of June 24, 2008.

BEST BUY CO., INC.

By:	/s/ Ryan D. Robinson
Name: Ryan D. Robinson
Title: Senior Vice President, U.S. SBU CFO and Treasurer

Signature Page to Indenture

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Jane Y. Schweiger
Name: Jane Y. Schweiger
Title: Vice President

Signature Page to Indenture